U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                     ---------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 25, 2005


                                GREATBATCH, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)

        Delaware                       1-16137                   16-1531026
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)



  9645 Wehrle Drive, Clarence, New York                             14031
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 (Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (716) 759-5600
                                                           --------------

                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240 14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement
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On October 25, 2005, Greatbatch, Inc. (the "Company") and Medtronic, Inc.
entered into a license agreement which grants Medtronic the right to use certain intellectual property relating to tantalum capacitors. The license is perpetual and, except for the Company's right to make and sell capacitors, exclusive to Medtronic. The license provides for an initial license fee (due after Medtronic's first U.S. sale) and royalties (some of which the Company must pay to a third party). The royalties are subject to a maximum royalty amount and may be eliminated within specified contract periods if Medtronic purchases a certain percentage of its tantalum capacitor requirements from the Company. The Company cannot provide any assurances that Medtronic will utilize its capacitor technology or purchase any capacitors.


Item 9.01. Financial Statements and Exhibits
           ---------------------------------

                (c) Exhibits

               99.1 Press Release dated October 31, 2005



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: October 31, 2005                        GREATBATCH, INC.

                                               By: /s/ Thomas J. Mazza
                                                   -------------------
                                                   Thomas J. Mazza
                                                   Senior Vice President & Chief
                                                   Financial Officer


EXHIBIT
NUMBER                 DESCRIPTION
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99.1                   Press Release of Greatbatch, Inc. dated October 31, 2005.